UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 6, 2006

Omtool, Ltd.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

8A Industrial Way Salem, NH	03079
(Address of Principal Executive Offices)	(Zip Code)

(603) 898-8900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.                  Entry into a Material Definitive Agreement

On January 6, 2006, Omtool, Ltd. (the “Company”) entered into a Lease Agreement with SFI I, LLC (the “Landlord”) for 39,844 rentable square feet (“RSF”) of office space located at Six Riverside Drive, Andover, Massachusetts (“Six Riverside”) commencing May 21, 2006 or earlier (the “Lease”).

The term of the Lease is ten years, during which the Company will pay rent (“Base Rent”) as set forth below:

Period	Annualized Base Rent per RSF
Months 1 – 6	$0.00
Months 7 – 36	$8.60
Months 37 – 60	$9.10
Months 61 – 84	$10.10
Months 85 – 120	$11.10

In addition to the Base Rent, the Company will pay approximately $28,500 as a security deposit and fifty percent of all operating expenses and real estate taxes for Six Riverside.

The Company has one option to renew the Lease for an additional five-year term at the then-applicable fair market rent and a one-time right to terminate the Lease, upon twelve months’ written notice, after the sixth year of the lease term.  If the Company elects to terminate the Lease, it must pay a penalty of six months’ rent and the unamortized portion of the tenant improvement allowance.  Under the terms of the Lease, the Landlord will provide the Company with a $7.00 per RSF tenant improvement allowance.

The Lease provides the Company a right of first offer to lease certain other space at Six Riverside in the future.

Item 9.01.                  Financial Statements and Exhibits

(d)           Exhibits.

10.1  Lease Agreement, dated January 6, 2006, between SFI I, LLC and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date January 12, 2006
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto

	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Lease Agreement, dated January 6, 2006, between SFI I, LLC and the Company